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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         2001 Annual Report on Form 10-K

                                 EXHIBIT 10.2(c)

                        AMENDMENT TO AMENDED AND RESTATED
                ECONOMIC VALUE ADDED INCENTIVE COMPENSATION PLAN


         WHEREAS, Briggs & Stratton Corporation desires to amend the Briggs & Stratton Corporation Economic Value Added Incentive Compensation Plan in certain respects;

         NOW THEREFORE, the Plan is amended as follows, effective July 1, 2001:

                  1.       Section II is deleted and replaced with the following
                           Section II:

                  "II.     Plan Administration
                           The Compensation Committee of the Board of Directors (the `Committee') shall be responsible for the design, administration, and interpretation of the Plan."

                  2.       Section IV is deleted and replaced with the following
                           Section IV:

                  "IV.     Eligibility

                           A. Eligible Positions. In general, all Company Officers, Division General Managers, and members of the corporate operations group, and certain direct reports of such individuals may be eligible for participation in the Plan. However, actual participation will depend upon the contribution and impact each eligible employee may have on the Company's value to its shareholders, as determined by the Chief Executive Officer of the Company, and approved by the Committee.

                           B. Nomination and Approval. Each Plan year, the Chief Executive Officer of the Company will nominate eligible employees to participate in the Plan for the next Plan Year. The Committee will have the final authority to select Plan participants (the
                                   "Participants") among the eligible employees nominated by the Chief Executive Officer of the Company. Continued participation in the Plan is contingent on approval of the Committee. Selection normally will take place, and will be communicated to each Participant, prior to the beginning of the pertinent Plan Year."

                  3. Section V is amended by deleting paragraph B and replacing it with the following paragraph B.



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                           "B.      Target Incentive Awards. The Target
                                    Incentive Awards will be determined
                                    according to the following schedule:

                                                                       Target Incentive Award
                                    Executive Position                     (% of Base Salary)
                                    ------------------               ----------------------------
                                    Chairman                                   100%
                                    Chief Executive Officer                    100%
                                    Executive Vice President
                                      & Senior Vice President                   60%
                                    Other Elected Officers                      40%
                                    Division General Managers                   40%
                                    Designated Key Contributors                 25%
                                    All Others                                  20%"